CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust
(formerly Mentor Funds)


     We consent to the use of our report dated November 5, 1999 for Evergreen Perpetual Global Fund (formerly Mentor Perpetual Global Portfolio), a portfolio of Evergreen International Trust incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the
prospectus   and   "Independent   Auditors"  in  the   Statement  of  Additional
Information.

                                        /s/ KPMG LLP




Boston, Massachusetts
January 26, 2000